CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees
Commonwealth Cash Reserve Fund, Inc.

We consent to the use of our report dated August 13, 2004 for SNAP Fund, a series of Evergreen Select Money Market Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Financial Statements" in the Statement of Additional Information.


                                                        /s/ KPMG LLP

Boston, Massachusetts
September 13, 2004